Exhibit 99.1

Upland Software to Present at 31st Annual ROTH Conference

AUSTIN - March 15, 2019 /Business Wire/ - Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based enterprise work management software, today announced that Upland's Chairman and CEO Jack McDonald and Upland's CFO Mike Hill will be presentating at the 31st Annual ROTH Conference at 2 p.m. Pacific on Tuesday, March 19, 2019, at the Ritz Carlton, Laguna Niguel in Orange County, Calif. At the event, the company plans to lay out its growth plan including its recently announced go-to-market strategy around seven enterprise cloud solution suites.

The presentation will be webcast live and available on Upland's investor website. A recording will be available on Upland's website for 90 days following the event. Visit uplandsoftware.com to learn more about Upland’s seven new enterprise cloud solution suite offerings and view videos, case studies, and other solutions-specific content.

About Upland Software
Upland Software (Nasdaq: UPLD) is a leader in cloud-based enterprise work management software. Upland provides seven enterprise cloud solution suites that enable more than one million users at over 9,000 accounts to win and engage customers, automate business operations, manage projects and IT costs, and share knowledge throughout the enterprise. All of Upland’s solutions are backed by a 100 percent customer success commitment and the UplandOne platform, which puts customers at the center of everything we do. To learn more, visit uplandsoftware.com.

Investor Relations Contact:
Mike Hill
Upland Software
512.960.1031
investor-relations@uplandsoftware.com

Media Contact:
Christina Turner
Upland Software
833-UPLAND-1
media@uplandsoftware.com